EXHIBIT 23.12



                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement on Form S-1 of our report dated March 3, 2003, relating to the financial statements of ML JWH Strategic Allocation Fund L.P., and of our report dated March 3, 2003, relating to the balance sheet of MLIM Alternative Strategies LLC, both appearing in the Disclosure Document, which is a part of the Registration Statement. We also consent to the reference to us as experts under the caption "Selected Financial Data" in such Disclosure Document.



DELOITTE & TOUCHE LLP

New York, New York
August 22, 2003





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